                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 14, 1997, except for Notes 1 and 3, as to which the dates are September 26, 1997 and September 30, 1997, respectively, on our audits of the consolidated financial statements and financial statement schedule of The Hunter Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                     /s/ COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
October 2, 1997